OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

METROCORP BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

METROCORP BANCSHARES, INC.
9600 Bellaire Boulevard, Suite 252
Houston, Texas 77036
NOTICE OF THE 2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, APRIL 29, 2005
Shareholders of MetroCorp Bancshares, Inc.:
      The 2005 Annual Meeting of Shareholders (the “Meeting”) of MetroCorp Bancshares, Inc. (the “Company”) will be held at the Company’s principal executive offices at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Friday, April 29, 2005, beginning at 10:00 am CDT, for the following purposes:

1.	To elect five directors of Class I to serve until the Company’s 2008 annual meeting of shareholders and one director of Class II to serve until the Company’s 2006 annual meeting of shareholders, and each until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements of the Company for the year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
      The close of business on March 14, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.
      You are cordially invited and urged to attend the Meeting. If you attend the Meeting, you may vote in person, regardless of whether you have given your proxy.

By Order of the Board of Directors,

Don J. Wang
Chairman of the Board
Houston, Texas
March 31, 2005
YOUR VOTE IS IMPORTANT.
To ensure your representation at the Meeting, please complete, date, and sign the enclosed proxy and return it in the accompanying envelope at your earliest convenience, regardless of whether you plan to attend the Meeting. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable at any time before it is voted at the Meeting.

PROXY STATEMENT
VOTING SHARES AND VOTING RIGHTS
ELECTION OF DIRECTORS
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
NOMINATING PROCESS AND COMMUNICATION WITH THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER MATTERS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS

METROCORP BANCSHARES, INC.
9600 Bellaire Boulevard, Suite 252
Houston, Texas 77036
March 31, 2005

PROXY STATEMENT
FOR
THE 2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, APRIL 29, 2005

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES
      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of MetroCorp Bancshares, Inc. (the “Company”) for use at the 2005 Annual Meeting of Shareholders of the Company to be held at the Company’s principal executive offices at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Friday, April 29, 2005 beginning at 10:00 am CDT, and any adjournment thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2005 Annual Meeting of Shareholders (“Notice of Meeting”). This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about March 31, 2005.
Voting of Proxies
      Shares represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.
      The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.
Revocability of Proxies
      Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is exercised by (i) submitting to the Secretary of the Company a duly executed proxy bearing a later date, (ii) delivering to the Secretary of the Company a written notice of revocation, or (iii) attending the Meeting and voting in person. Any shareholder who holds shares in street name with a bank or broker must contact that bank or broker to revoke his or her proxy.
Solicitation of Proxies
      The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with forwarding the proxy soliciting materials to the beneficial owners of the common stock, par value $1.00 per share, of the Company (the “Common Stock”).
Annual Report
      The Company’s Annual Report to Shareholders, including financial statements, for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, accompanies but does not constitute part of this proxy statement.
VOTING SHARES AND VOTING RIGHTS
      Only holders of record of Common Stock at the close of business on March 14, 2005 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. As of March 14, 2005, there were outstanding 7,201,576 shares of Common Stock, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company.
      The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock represented at the Meeting is required to elect the five Class I nominees and one Class II nominee to the Board of Directors. Accordingly, the five Class I nominees and one Class II nominee receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.
      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to ratify the appointment of the independent registered public accounting firm. Abstentions will have the effect of a vote against the appointment. However, broker non-votes will be deemed shares not present to vote on such matter and will not count as votes for or against the proposal and will not be included in calculating the number of votes necessary for approval of such matter. A broker non-vote occurs if a broker or other nominee of shares does not have the discretion to vote and has not received voting instructions from the beneficial owner with respect to a particular matter.
ELECTION OF DIRECTORS
Election Procedures; Term of Office
      In accordance with the Company’s Amended and Restated Bylaws, members of the Board of Directors are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class I directors expires at the Meeting. The terms of the current Class II and Class III directors expire at the annual meeting of shareholders in 2006 and 2007, respectively.
      In April 2004, the Board increased the number of directors by one (for a total of fourteen) and appointed Shirley L. Clayton as a Class I director. In July 2005, Allen D. Brown, a Class I director and President of the Company resigned and his director position was not filled. In March 2005, the Board, to a limited extent, reconstituted Class I and Class II so that the classes will be as nearly equal in number as possible. This resulted in a vacancy in Class II. Accordingly, the Governance and Nominating Committee recommended to the Board and the Board approved the nomination of John E. Peterson for election as a Class II director at the Meeting to fill such vacancy. If elected at the Meeting, Mr. Peterson will serve until the annual meeting of shareholders in 2006.

      In addition, the Governance and Nominating Committee has recommended to the Board and the Board of Directors has approved the nomination of Helen F. Chen, George M. Lee, David Tai, Daniel B. Wright and Shirley L. Clayton to fill the five expiring Class I director positions. They are all currently serving as Class I directors. If elected at the Meeting, the five Class I nominees will serve until the annual meeting of shareholders in 2008. If the five nominees for Class I director and one nominee for Class II director are elected at the Meeting, the composition of the Board will be five Class I directors, five Class II directors and four Class III directors.
      The five Class I nominees and one Class II nominee receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.
      If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.
      Any director vacancy occurring after the election may be filled only by a majority of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.
Nominees for Election
      The following table sets forth certain information with respect to each nominee for election as a director of the Company, including their positions with the Company and its wholly owned subsidiary, MetroBank, N.A. (the “Bank”):

		Positions with the Company
Name	Age	and the Bank

Helen F. Chen	57	Class I Director of the Company; Director of the Bank
Shirley L. Clayton	67	Class I Director of the Company; Director of the Bank
George M. Lee	56	Class I Director, Executive Vice Chairman, President and Chief Executive Officer of the Company; Director, Executive Vice Chairman and Chief Executive Officer of the Bank
John E. Peterson	63	Nominee for Class II Director of the Company
David Tai	53	Class I Director and Secretary of the Company; Director and President of the Bank
Daniel B. Wright	42	Class I Director of the Company; Director of the Bank

      Helen F. Chen. Ms. Chen is a Class I director of the Company and was elected as a member of the Board of Directors of the Bank in 1989. She is the President of Metro Investment Group, Inc., an investment company that holds shares of Common Stock of the Company as its principal asset. She has served as the President of the Houston Chinese Schools Association and served as Chairman of the Board of the Houston Northwest Chinese School for many years. A member of various civic organizations in Houston, Ms. Chen focuses her efforts in the Chinese community. Ms. Chen is the sister of Don J. Wang. Ms. Chen is not related to Mr. Tommy F. Chen.
      Shirley L. Clayton. Ms. Clayton was appointed as a Class I director of the Company and a director of the Bank in April 2004 and serves on the Audit Committee. She is the President and CEO of Abmaxis Inc., a life sciences company. From 2000 to 2003, she was the Chief Financial Officer of CBYON Inc., a surgical instrument company. Prior to joining CBYON, she was a co-founder, President and Chief Financial Officer of Raven Biotechnologies. She has been President, CEO or CFO of several technology companies, including Protein Design Labs and Genentech. From 1976 to 1981, she was with the Bank of America where she served in both lending and operations functions, including Head of Corporate Banking in Mountain View, California and Assistant Branch Manager. She is on the Board of Directors of Bailard Biehl and Kaiser Mutual Funds Group, a Nasdaq-listed company. Ms. Clayton received a Masters of Business Administration degree from the Stanford Business School and a Bachelor of Arts, summa cum laude, from Smith College.
      George M. Lee. Mr. Lee was named President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank in July 2004. He has served as a Class I director of the Company and a director of the Bank since March 1999 and was elected to serve as Executive Vice Chairman of the Board in September 2003. Prior to that, Mr. Lee served as the President and Chief Executive Officer of Erimos Pharmaceutical (formerly BioCure Medical LLC), a joint venture between a private investment group and Johns Hopkins University. Its mission is to develop and commercialize a series of patented cancer drugs that have very low toxicity. From 1997 — 2000, Mr. Lee was an investor and an active executive team member of Higher Dimensions Medical, a cutting edge high tech company involved with the development and manufacturing of puncture-proof material. Prior to this, from 1987 to 1997, he served as the Chief Operating Officer and President at different publicly-traded companies, including Hanover Direct in New York and Fingerhut Companies in Minnesota. His areas of responsibility included strategic planning and new business acquisitions. Mr. Lee received a Bachelor of Science in Econometrics from the University of Wisconsin and a Masters of Business Administration from Minnesota State University. Mr. George Lee is not related to Mr. John Lee.
      John E. Peterson. Mr. Peterson is a Class II director nominee. Mr. Peterson is President of Peterson & Peterson, P.C., a certified public accounting firm that he founded in 1984. Prior to founding the firm, he served as Executive Vice President of Jonco Industries, an oil products company, and Vice President of Southwestern Group Inc., a publicly-traded savings and loan holding company. He began his career as Comptroller of Nebraska Educational Television Commission. After receiving his MBA degree from the University of Nebraska he worked for Pricewaterhouse in Houston, Texas. Mr. Peterson is a Certified Public Accountant with a Bachelor of Science in Business Administration degree from the University of Nebraska. He is active in several professional associations.
      David Tai. Mr. Tai is a Class I director of the Company and was elected as a member of the Board of Directors of the Bank in 1988. Mr. Tai is the Executive Vice President and Secretary of the Company and the President and Vice Chairman of the Board of the Bank. Mr. Tai is a leader in the Asian-American community through his active involvement in several organizations. He has served as the President of the Taiwanese Chamber of Commerce of Greater Houston and is the Executive Advisor of the Taiwanese Chamber of Commerce of North America, an organization that has members in 25 cities across the United States, Canada and Mexico. He is also active in the World Taiwanese Chamber of Commerce and serves as its Executive Consular. In 1999, Mr. Tai was appointed as a director of the State Bar of Texas Chief Disciplinary Council’s Houston Region Grievance Council. He received a Bachelor of Business Administration degree from Fu-Jen Catholic University in Taiwan in 1974 and a Masters in Business Administration degree from Murray State University in 1977. He is also a 2004 graduate of the ABA Stonier School of Banking at Georgetown University. Mr. Tai is a member of the Asian Realtors Association, the Asian Chamber of Commerce and the

United Way. He is a Counselor at the Taiwanese Cultural Center. Mr. Tai is the brother-in-law of Mr. John Lee.
      Daniel B. Wright. Mr. Wright was elected as a Class I director of the Company in 2004 and has been a director of the Bank since 2001. He serves on the Company’s Governance and Nominating Committee. Mr. Wright is Director of the Washington, D.C. office of the National Bureau of Asian Research. From 1999 to 2003, Mr. Wright was the Washington, D.C.-based Executive Director of the Hopkins-Nanjing Program of Johns Hopkins University. From 1997 to 1999, Mr. Wright held fellowship with the Institute of Current World Affairs and positions with other firms. Mr. Wright holds a Master of International Affairs from the Paul H. Nitze School of Advanced International Studies and a Master of Divinity from Fuller Theological Seminary. He is the author of several books and publications.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth certain information with respect to the Company’s Class II and Class III directors, whose terms of office do not expire at the Meeting, and certain officers of the Company and the Bank:

Name	Positions	Age

Don J. Wang	Class II Director of the Company and the Bank; Chairman of the Board of the Company and the Bank	60

Tiong Loi Ang	Class III Director of the Company	73

Tommy F. Chen	Class III Director of the Company; Director of the Bank	67

David Choi	Executive Vice President and Chief Financial Officer of the Company and the Bank	47

May P. Chu	Class II Director of the Company; Director of the Bank	57

Allen L. Cournyer	Executive Vice President and Chief Information Officer of the Company and the Bank	56

John Lee	Class II Director of the Company; Director of the Bank	61

Edward A. Monto	Class II Director of the Company; Director of the Bank	65

Charles L. Roff	Class III Director of the Company; Director of the Bank	43

Terrance J. Tangen	Chief Credit Officer and Executive Vice President of the Bank	57

Joe Ting	Class III Director of the Company; Director of the Bank	52
      Don J. Wang. Mr. Wang is a Class II director of the Company and an organizing director of the Bank. Mr. Wang serves as Chairman of the Board of the Company and the Bank. He also serves as Chairman of the Board of New Era Life Insurance Company, and has done so since 1989. He has served as a Board member of the Greater Houston Partnership since 1991 and served on the Supervisory Board of Directors of the World Trade Division and serves on the board of directors of Greater Houston Convention and Visitors Bureau. Mr. Wang is Chairman of the Board of the Chinese Senior Estate — HUD Senior Housing Project. He has

served on the Boards of Directors of Harris County Hospital District and served on the Advisory Board Committee of the Ex-Im Bank of the U.S. in Washington, D.C. Mr. Wang has a history of community leadership in Houston. He has actively participated in the promotion of Asian businesses and has played a principal role in relationship building between the Asian and non-Asian communities in and around Houston. He held the position of President of the Chambers of Commerce of North America from 1991 to 1992. Also, Mr. Wang was an active member of the Houston Asian Chamber of Commerce. He has received many awards for his work in community relations. He received a Bachelors of Science degree from National Chung Hsing University and a Masters in Science degree from Utah State University. Mr. Wang is the brother of Ms. Helen F. Chen.
      Tiong Loi Ang. Mr. Ang is a Class III director of the Company who was first appointed to the board in April 2000. Mr. Ang has been involved in real estate development in Malaysia, Hong Kong, China and the United States for more than five years. He is Chairman of the Board of Erimos Pharmaceutical, a joint venture oncology drug development company with Johns Hopkins University. Mr. Ang is the Chairman of the Board and the controlling shareholder of Gaumnitz, Inc. Gaumnitz, Inc. owns the building in which the Company’s corporate headquarters and the Bank’s Bellaire branch is located.
      Tommy F. Chen. Mr. Chen is a Class III director of the Company and was an organizing director of the Bank. Since 1983, he has been the owner of the Downtown Shell (Subway) Station. He was an aerospace engineer at NASA for three years and worked for Chevron Oil Company and Amoco Oil Company for six years. Mr. Chen has held a real estate brokers license in Texas since 1981. He received a Bachelors degree from the University of Taiwan, a Masters degree in Physics from Clark University in Worcester, Massachusetts and a Masters degree and a Ph.D. in Electrical Engineering from the University of Oklahoma. Mr. Chen serves as a director on the Chinatown Community Development Board and is a member of the Taiwanese Chamber of Commerce of North America. Mr. Chen is not related to Ms. Helen F. Chen.
      David Choi. Mr. Choi was named Executive Vice President and Chief Financial Officer of the Company and the Bank in November 2004. Mr. Choi joined the company with over 20 years experience in finance, banking and manufacturing. Prior to joining the Company, Mr. Choi served as Vice President and Chief Financial Officer of TECO-Westinghouse Motor Company in Round Rock, Texas, where he was responsible for all financial and administrative operations since 2000. From 1988 to 1999, Mr. Choi held different positions at JP Morgan Chase Bank in Houston. Since 1995 he was Senior Client Manager and Vice President of International Banking, having previously served as Vice President and Trust Officer of Corporate Trust for Chase. Mr. Choi Mr. Choi gained extensive marketing experience with U.S. based Asian corporations and served as liaison providing expertise on cultural and financial issues between the U.S. and Asian branches of JP Morgan Chase Bank. Mr. Choi holds a Bachelor of Science in Economics and Business Administration from the University of Wisconsin, and a Master of Business Administration, with a concentration in Finance, from Michigan State University.
      May P. Chu. Ms. Chu is a Class II director of the Company and an organizing director of the Bank. Ms. Chu serves on the Company’s Compensation Committee and as chair of the Audit Committee. She is the founder of Signet Consulting, a bank management consulting firm specializing in regulatory issues and has served as its President for more than fifteen years. She received a Bachelors degree in Physics from the University of California at Berkeley and a Ph.D. in Economics from Case Western Reserve University. Ms. Chu was employed at Texas Commerce Bank and Texas Commerce Bancshares, Inc. for more than five years, first in the Economics Division and subsequently in Mergers/ Acquisitions.
      Allen L. Cournyer. Mr. Cournyer was named Executive Vice President, Chief Information Officer and Chief Operations Officer of the Bank in April 2000 and Executive Vice President and Chief Information Officer of the Company in October 2000. Mr. Cournyer is responsible for the Bank’s branch operations and technology for its 13 full-service branches. Before joining the Bank, Mr. Cournyer was President of Extraco Institutional Services, a $630 million financial services company located in Temple, Texas, where he was responsible for technology, deposit and loan operations. From 1996 until 1998, he was partner and President of Platform Technologies, a company that provides retail-banking software to community banks. Prior to this, Mr. Cournyer worked with a Texas subsidiary of JP Morgan Chase (formerly Texas Commerce Bank) for more than 20 years where he last served as a Senior Vice President and manager of retail banking for the technology, operations and administration groups until his departure in 1995. He began his career with Cullen Frost Bank in San Antonio in 1967.
      John Lee. Mr. Lee is a Class II director of the Company and was an organizing director of the Bank. He is Executive Vice President of Alpha Seafood Enterprises, Inc. and serves as the Treasurer, Director and co-founder of United Oriental Capital Corporation, a Specialized Small Business Investment Company. For six years, Mr. Lee served as President and manager for numerous motels in the Houston area. Mr. Lee received a Bachelors degree in Economics from National Chung Hsing University. He is a member of the Taiwanese Chamber of Commerce of North America. Mr. Lee is the brother-in-law of Mr. David Tai. Mr. Lee is not related to Mr. George Lee.
      Edward A. Monto. Mr. Monto was elected a Class II director of the Company in 2004 and has been a director of the Bank since 2001. Mr. Monto serves on the Compensation Committee and the Governance and Nominating Committee. Mr. Monto is a private investor and is President of the Board of Harris County Municipal Utility District #191. From 1997 to 2000, Mr. Monto was President and Chief Operating Officer of Reliant Energy International and from 1984 to 1996 held senior positions in marketing and business development of various oil, petroleum and chemical companies in the United States and abroad. He has served on the Boards of various charitable, civic and educational institutions. He received a Bachelor of Business Administration degree from the University of Miami.
      Charles L. Roff. Mr. Roff was elected as a Class III director of the Company in 2003 and has been a director of the Bank since 2001 and serves on the Audit Committee, Mr. Roff is the Vice Chairman of Roff Resources LLC, a private investment firm and has served in that capacity since 1998. From 1995 to 1998, Mr. Roff was Vice Chairman and Director of PetroUnited Terminals, Inc., a bulk liquid storage services company. Mr. Roff received his law degree from the University of Texas School of Law in 1987 and while there, was the Scholarly Publications Editor of the Texas International Law Journal. Mr. Roff also was awarded a Bachelor of Arts degree from Wesleyan University in 1983, with high honors. He is actively involved in various charitable and civic organizations.
      Terrance J. Tangen. Mr. Tangen was named Executive Vice President and Chief Credit Officer of the Bank in October 2001. Mr. Tangen has over 30 years experience in bank lending and credit. Prior to joining the Bank, he served as a Senior Vice President and Credit Officer for Bank One. Mr. Tangen joined Bank One in 1997 as a Credit Approval Officer responsible for reviewing and approving corporate, commercial and energy loans. Prior to joining Bank One, Mr. Tangen served as Loan Supervisor for Wells Fargo Bank in Houston responsible for commercial and energy credit approval. He began his career in Denver in 1974 as a credit analyst. After 15 years as a lender, manager and Vice President of Credit Administration for two banks in that market, he moved to First Interstate Bank in Houston as a Senior Vice President and Manager of Credit Review. In 1992, he became the Senior Credit Officer for their south Texas market. He continued in that capacity through the bank’s merger with Wells Fargo in 1996. Mr. Tangen earned his Bachelor degree from the Minnesota State University — Moorhead and a Masters of Business Administration from the University of Colorado. He is also a graduate of the Pacific Coast Banking School in Seattle. Mr. Tangen is a Past President and member of the board of the Texas Chapter of RMA — The Risk Management Association.
      Joe Ting. Mr. Ting is a Class III director of the Company and has served as a director of the Bank since 1989. He was elected as Vice Chairman of the Bank’s Board of Directors in 1999. Mr. Ting serves on the Company’s Compensation Committee and on the Governance and Nominating Committee. He has been the President of West Plaza Management, Inc., a real estate management company, for more than ten years. Mr. Ting has extensive knowledge in the plastic manufacturing industry and real estate investments. He received a Masters in Business Administration from the Florida Institute of Technology.
      Each officer of the Company is elected by the Board of Directors of the Company and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE
Meetings of the Board of Directors
      The Board of Directors of the Company held seven meetings during 2004. No director attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which such director served, except Tiong Loi Ang and Helen F. Chen.
Committees of the Board of Directors
      The Company’s Board of Directors has three committees, the Audit, Compensation, and Governance and Nominating Committees, which are described below:
      Audit Committee. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others, the Company’s internal controls and the Company’s audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board of Directors concerning such matters, appoints the independent registered public accounting firm for the Company and the Bank, and reviews and approves the scope of the work of the independent registered public accounting firm. The Audit Committee operates pursuant to a written charter, a copy of which is attached as Appendix A to this Proxy Statement and is available in the corporate governance section of the Investor Relations page of the Company’s web site at www.metrobank-na.com. During 2004, the Audit Committee held twelve meetings.
      The Audit Committee is comprised of May P. Chu, chair, Shirley L. Clayton, and Charles L. Roff, each of whom the Board has determined to be an “independent director” of the Company as defined in the applicable rules of The Nasdaq Stock Market, Inc. and in Section 10A of the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that Ms. Clayton has the requisite attributes of an “audit committee financial expert” as defined by Securities and Exchange Commission regulations and that such attributes were acquired through relevant education and experience, and is able to read and understand fundamental financial statements and has substantial business experience and a level of experience and knowledge necessary to meet the “financial sophistication” qualifications under the applicable Nasdaq rules.
      Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company’s executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company’s stock option plan and makes recommendations to the Board of Directors as to option and award grants to Company and Bank employees under such plan. During 2004, the Compensation Committee held ten meetings.
      The Compensation Committee operates pursuant to a written charter, a copy of which is available in the corporate governance section of the Investor Relations page of the Company’s web site at www.metrobank-na.com. The Compensation Committee is comprised of May P. Chu, chair, Edward A. Monto and Joe Ting, each of whom is an independent director as defined by the applicable rules of The Nasdaq Stock Market, Inc.
      Governance and Nominating Committee. The Governance and Nominating Committee is responsible for identifying and recommending to the Board of Directors individuals qualified to become members of the Board and identifying directors to serve on the various committees of the Board. The Governance and Nominating Committee is also responsible for shaping the Company’s corporate governance policies and practices, including recommending corporate governance guidelines applicable to the Board and the Company and monitoring compliance with such guidelines. During 2004, the Governance and Nominating Committee held two meetings.
      The Governance and Nominating Committee operates pursuant to a written charter, a copy of which is available in the corporate governance section of the Investor Relations page of the Company’s web site at www.metrobank-na.com. The Governance and Nominating Committee is comprised of Joe Ting, chair,

Edward A. Monto, and Daniel B. Wright, each of whom is an independent director as defined by the applicable rules of The Nasdaq Stock Market, Inc.
Independent Directors
      The Company’s Board of Directors is currently comprised of thirteen directors. The Board of Directors has determined that the following directors are “independent directors” as defined in the applicable rules of the Nasdaq Stock Market, Inc.: Tommy Chen, May P. Chu, Shirley L. Clayton, Edward A. Monto, Charles L. Roff, Joe Ting and Daniel B. Wright. Additionally, the Board has determined that the Class II director nominee, John E. Peterson, will be an “independent director” as defined in the Nasdaq rules.
Code of Ethics
      The Board of Directors has adopted a Code of Ethics that applies to all directors, officers, and employees of the Company and the Bank. A copy of the Code of Ethics is available at no charge upon written request to the Corporate Secretary, MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036.
Director Compensation
      For 2004, directors of the Company did not receive a fee for attending Board of Directors’ meetings but did receive a fee of $500 for each Audit Committee meeting attended and a fee of $300 for all other committee meetings attended. In addition, Mr. Roff received a payment of $13,350 in connection with his service on the Audit Committee. Each director of the Company also serves as a director of the Bank except Mr. Tiong Loi Ang. The Board of Directors of the Bank meets monthly. For 2004, non-employee directors of the Bank received a fee of $1,000 for each meeting of the Bank’s Board of Directors attended, a fee of $500 for each Directors Credit Committee meeting attended and a fee of $300 for all other Bank committee meetings attended.

NOMINATING PROCESS AND COMMUNICATION WITH THE BOARD OF DIRECTORS
Nominating Procedures

General.
      The Governance and Nominating Committee will consider nominees to serve as directors of the Company and recommend such persons to the Board of Directors. The Governance and Nominating Committee will also consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the director’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders.
      The Governance and Nominating Committee will consider shareholder nominations for director in accordance with the Company’s Amended and Restated Bylaws. To submit a recommendation of a director candidate to the Nomination and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Board, care of the Corporate Secretary, at the Company’s main office:

1.	The name and address of person recommended as a director candidate;

2.	A representation that the shareholder is a holder of record of the Company’s Common Stock entitled to vote at the meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

3.	A description of all arrangements or understandings between the shareholder giving the notice and the recommended nominee;

4.	All information regarding a recommended nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

5.	The written consent of the recommended nominee to serve as director of the Company if elected.
      To be timely, notice of the proposed nomination must be delivered to or mailed and received by the Secretary of the Company not later than sixty (60) days prior to the meeting at which the election of directors will occur.

Criteria for Director Nominees.
      The Governance and Nominating Committee considers the following in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; and any other factors the Committee deems relevant, including size of the Board of Directors and regulatory disclosure obligations. The Governance and Nominating Committee considered these same criteria when they recommended the nominees for election at the Meeting.
      In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee and the Board will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Process for Identifying and Evaluating Director Nominees.
      Pursuant to its charter, the Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process that the Governance and Nominating Committee follows when they identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:
      Identification. For purposes of identifying nominees for the Board of Directors, the Committee relies on personal contacts of the members of the Board of Directors as well as their knowledge of members of the Bank’s local communities. The Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures discussed above. The Board has not previously used an independent search firm in identifying nominees.
      Evaluation. In evaluating potential nominees, the Committee will determine whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Committee conducts a check of the individual’s background and interviews the candidate.
      The Governance and Nominating Committee has recommended to the Board and the Board unanimously nominated the five Class I nominees and one Class II nominee for election as directors at the Meeting. Each of the nominees, except John E. Peterson, is currently serving as a director of the Company. Ms. Clayton, who was appointed as a director in April 2004, was recommended to the Governance and Nominating Committee by Mr. George M. Lee, the Company’s President and Chief Executive Officer. Mr. Peterson, a Class II nominee, was recommended to the Governance and Nominating Committee by Mr. Edward A. Monto, an independent director of the Company.
Shareholder Communications with the Board of Directors
      The Company encourages shareholder communications to the Board of Directors and/or individual directors. Written communications may be made to the Board of Directors or to specific members of the Board by delivering them to the intended addressee, care of Corporate Secretary, MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Governance and Nominating Committee.
      In addition, the Board of Directors encourages directors to attend the annual meeting of shareholders. All directors attended the Company’s 2004 annual meeting of shareholders held on April 23, 2004.

EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary Compensation Table
      The following table provides certain summary information for each of the three fiscal years ended December 31, 2004, concerning compensation paid or accrued by the Company to or on behalf of (i) the Company’s President and Chief Executive Officer, (ii) the other four most highly compensated executive officers of the Company or the Bank (determined as of the end of the last fiscal year) (“named executive officers”) and (iii) Allen D. Brown, who served as the President of the Company and Chief Executive Officer of the Bank until July 22, 2004:

					Long-Term
					Compensation
	Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options	Compensation(2)

George M. Lee(3)	2004	$171,000	185,000	$3,000	100,000	$76,828	(6)
President and Chief Executive
Officer of the Company and
Chief Executive Officer of the Bank
David C. Choi(4)	2004	25,000	30,750	—	10,000	3,000
Chief Financial Officer
and Executive Vice President
of the Company and the Bank
Allen L. Cournyer	2004	175,166	96,500	12,000	7,500	7,006
Executive Vice President	2003	167,000	80,000	12,000	2,500	8,068
and Chief Information	2002	167,000	48,096	11,000	—	6,800
Officer of the Company;
Executive Vice President
and Chief Information Officer
of the Bank
David Tai	2004	195,000	97,500	6,000	10,000	8,040
Executive Vice President	2003	195,000	—	6,000	—	5,760
and Secretary of the	2002	195,000	68,640	5,500	—	6,800
Company, President and Vice
Chairman of the Board of the
Bank
Terrance J. Tangen	2004	165,000	82,500	6,000	5,000	6,840
Chief Credit Officer	2003	165,000	—	6,000	5,000	6,096
and Executive Vice President	2002	165,000	51,975	5,500	—	6,800
of the Bank
Allen D. Brown(5)	2004	161,037	—	3,500	—	775,973	(7)
Former President of the	2003	250,000	—	6,000	10,000	11,400
Company and Chief Executive	2002	250,000	125,000	5,500	—	6,800
Officer of the Bank

(1)	Represents the amount paid to compensate such officers for car allowances.

(2)	The amounts in this column consist of contributions made by the Bank to the Company’s 401(k) plan for the benefit of the respective executive officers, except as otherwise noted.

(3)	Mr. Lee became President and Chief Executive Officer of the Company and the Bank on July 22, 2004.

(4)	Mr. Choi joined the Company and the Bank on November 1, 2004.

(5)	Mr. Brown resigned from the Company and the Bank on July 22, 2004.

(6)	Consists of a $50,000 payment upon joining the Company, moving allowance, premiums on additional life insurance for the benefit of Mr. Lee and contributions by the Bank to the Company’s 401(k) plan for Mr. Lee’s benefit.

(7)	Consists of a severance payment of $770,000 in connection with Mr. Brown’s resignation and contributions by the Bank to the Company’s 401(k) plan for Mr. Brown’s benefit.
Employment and Other Compensation Agreements
      On July 22, 2004, the Company entered into an employment agreement with George M. Lee, the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. The agreement is for a term of three years and may be extended for an additional year prior to the second anniversary of the agreement and each year thereafter upon the written agreement of the parties. The employment agreement provides for a minimum annual salary of $250,000, subject to annual review and adjustments. The employment agreement also provides for reimbursement of certain business expenses, participation in employee benefit plans and a monthly automobile allowance of $500. Pursuant to the employment agreement, upon joining the Company, Mr. Lee received a payment of $50,000 and a grant of options to acquire 100,000 shares of Common Stock. The options were granted under the Company’s 1998 Stock Incentive Plan and vest in approximate one-third increments beginning on the first anniversary of the grant date. The employment agreement also provides that Mr. Lee will be granted options to acquire 10,000 to 20,000 shares of Common Stock annually based on individual performance and performance of the Company. In addition, Mr. Lee can earn a bonus in an amount up to 100% of his base salary based on performance of the Company.
      In the event of a change of control (as defined in the employment agreement) and the involuntary termination of Mr. Lee, the Company will pay (1) his base salary for the remainder, if any, of the calendar month in which such termination is effective and for twenty-four (24) consecutive calendar months thereafter, (2) an amount equal to two times his bonus for the previous fiscal year and (3) medical and life insurance for one year following such termination.
      Based on his current salary, if Mr. Lee had been terminated as of December 31, 2004 because of a change of control, he would have been entitled to receive twenty-four (24) consecutive monthly payments of $20,833. In addition, the Company would pay medical and life insurance for one year following termination and he would have been entitled to receive two times his bonus for 2004, which would have totaled $370,000.
      If Mr. Lee’s employment is terminated by the Company for cause or if Mr. Lee voluntarily resigns, Mr. Lee will be entitled to receive all accrued and unpaid base salary through the date of termination. Mr. Lee will not be entitled to receive any bonus for the fiscal year in which the termination occurs or any subsequent fiscal year.
      If Mr. Lee’s employment is terminated by the Company as a result of death, Mr. Lee’s estate will be entitled to receive all accrued and unpaid base salary through the end of the month in which his death occurred and a prorated portion of his bonus for that fiscal year, if any. If Mr. Lee’s employment is terminated by the Company as a result of disability, Mr. Lee will be entitled to receive all accrued and unpaid base salary through the end of the calendar month in which the termination is effective and for the succeeding three months, or until disability insurance benefits commence under the disability insurance furnished by the Company, if sooner. The employment agreement does not contain non-compete restrictions.
      In addition to the employment agreement with Mr. Lee, the Bank has entered into letter agreements with Messrs. Cournyer, Tai and Tangen, each a named executive officer. The respective letter agreements provide that in the event of involuntary termination or a decrease in employment status as a result of a change of control of the Bank each respective officer will be paid an amount equal to eighteen (18) months current salary and a specified amount of his stock options will fully vest and become exercisable. With respect to the number of stock options subject to accelerated vesting, Mr. Cournyer’s agreement provides for 9,250 options, Mr. Tai’s agreement provides for 10,000 options, and Mr. Tangen’s agreement provides for 7,000 options.

Based on salaries for the 2004 fiscal year, Messrs. Cournyer, Tai and Tangen would be entitled to receive an amount equal to eighteen monthly payments of $15,250, $16,250 and $13,750, respectively.
Option Grants in Last Fiscal Year
      The following table sets forth certain information concerning stock options granted to the named executive officers during the year ended December 31, 2004:

					Potential Realizable
					Value at Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for Option
	Underlying	Granted to	Exercise		Term(2)
	Options	Employees in	Price Per	Expiration
Name	Granted	Fiscal Year(1)	Share	Date	5%	10%

David C. Choi	10,000	5.00%	$19.08	11/2/2011	$30,075	$63,155
Allen L. Cournyer	7,500	3.75	16.78	9/10/2011	19,837	41,656
George M. Lee	100,000	50.00	15.01	7/22/2014	236,595	496,831
David Tai	10,000	5.00	16.78	9/10/2011	26,449	55,542
Terrance J. Tangen	5,000	2.50	16.78	9/14/2011	13,225	27,771

(1)	Options to purchase 200,000 shares of Common Stock were granted to the Company’s employees during the year ended December 31, 2004.

(2)	These amounts represent certain assumed rates of appreciation based on the actual option term and annual compounding from the date of the grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on future performance of the Common Stock and overall stock market conditions. There can be no assurance that the stock appreciation amounts reflected in this table will be achieved.
Stock Option Exercises and Fiscal Year-End Option Values
      The following table sets forth certain information concerning the number and value of unexercised options held by the named executive officers at December 31, 2004:

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2004		December 31, 2004(2)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

David Choi	—	—	—	10,000	$—	$31,800
Allen L. Cournyer	—	—	7,750	9,250	112,165	57,655
George Lee	—	—	—	100,000	—	725,000
David Tai	—	—	—	10,000	—	54,800
Terrance J. Tangen	—	—	22,500	22,500	244,950	213,600

(1)	The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date of exercise without considering any taxes which may have been owed.

(2)	The value of the unexercised options is calculated based on the closing price of the Common Stock as reported on the Nasdaq National Market on December 31, 2004 of $22.26 per share.

Stock Plans
      The Company’s 1998 Stock Option Plan and 1998 Employee Stock Purchase Plan were originally developed and instituted by the Bank and assumed by the Company in the holding company formation in 1998. The stock option and stock purchase plans were approved by the shareholders of the Bank in 1998.
      The Company’s 1998 Stock Incentive Plan (“Incentive Plan”) authorizes the issuance of up to 700,000 shares of Common Stock under both “non-qualified” and “incentive” stock options and performance shares of Common Stock. Non-qualified options and incentive stock options will be granted at no less than the fair market value of the Common Stock and must be exercised within ten years, or such shorter period as set forth in the individual stock option agreement relating to each option grant. Performance shares are certificates representing the right to acquire shares of Common Stock upon the satisfaction of performance goals established by the Company. Holders of performance shares have all of the voting, dividend and other rights of shareholders of the Company, subject to the terms of the award agreement relating to such shares. If the performance goals are achieved, the performance shares will vest and may be exchanged for shares of Common Stock. If the performance goals are not achieved, the performance shares may be forfeited. In 2004, there were options granted to acquire 200,000 shares of common stock. As of December 31, 2004, there were options to acquire 271,000 shares of common stock outstanding under the Incentive Plan. No performance shares have been awarded under the Incentive Plan.
      The Company’s 1998 Employee Stock Purchase Plan (“Purchase Plan”) authorizes the offer and sale of up to 200,000 shares of Common Stock to employees of the Company and its subsidiaries. The Purchase Plan will be implemented through ten annual offerings. Each year the Board of Directors determines the number of shares to be offered under the Purchase Plan; provided that in any one year the offering may not exceed 20,000 shares plus any unsubscribed shares from prior years. The offering price per share will be an amount equal to 90% of the closing trading price of a share of Common Stock on the business day immediately prior to the commencement of such offering. In each offering, each employee may purchase a number of whole shares of Common Stock that are equal to 20% of the employee’s base salary divided by the offering price. Pursuant to the Purchase Plan, the employee pays for the Common Stock either immediately or through a payroll deduction program over a period of up to one year, at the employee’s option. The first annual offering under the Purchase Plan began in the second quarter of 1999. The Company did not offer any new shares in 2004 and is considering modifying the plan in 2005. As of December 31, 2004, there were 23,743 shares issued under the Purchase Plan.
Benefit Plan
      The Company has established a defined contributory profit sharing plan pursuant to Internal Revenue Code Section 401(k) covering substantially all employees (the “Plan”). The Plan provides for pretax employee contributions of up to 15% of annual compensation, not to exceed the Internal Revenue Service annual contribution limits. The Company matches each participant’s contributions to the Plan up to 4% of such participant’s salary. The Company made contributions before expenses to the Plan of $391,000, $389,000 and $354,000 in 2004, 2003 and 2002, respectively.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. The following is a report from the Compensation Committee which sets forth the components of the Company’s executive officer compensation program and describes the basis on which the 2004 compensation determinations were made for the executive officers of the Company and the Bank.
Compensation Policy
      The Company’s executive compensation policy incorporates the basic principle that executive compensation should be related directly to corporate performance and increases in shareholder value, while ensuring that key employees are motivated and retained. The following objectives guide the decision-making for the Compensation Committee:

•	The Company must provide a competitive total compensation package to attract and retain key executives;

•	The compensation packages and programs must be strategically aligned with the annual budget as well as the Company’s long-term business objectives; and

•	The compensation packages must include a variable or performance component to ensure a link between executive remuneration and the Company’s overall performance, thereby aligning executive compensation with the interest of shareholders.
Executive Compensation
      The Company’s compensation programs for executive officers are comprised of four parts as follows:

(1) Base Pay. Base salary levels are determined mainly through comparison with salaries of executive officers in similarly situated positions at banking organizations of a size or characteristic similar to the Company’s with some attention given to the geographic location of such banking organizations. Surveys are utilized to assist in determining the base salary ranges of those persons having similar responsibilities at other financial institutions. Individual performance evaluations are considered, including a perception of the executive’s potential to increase responsibilities. Changes in the cost of living are also taken into account. All executive base salary levels, which are generally reviewed annually, are considered by the Compensation Committee to be competitive and in the median range of comparative salaries of other banking organizations.

(2) Cash Bonus. The Company has a cash bonus program, and the Compensation Committee may pay discretionary bonuses to executive officers, including the named executive officers, based on the Company’s financial performance and individual performance in a particular year. A target performance goal is established for certain performance indicators, including earnings per share, asset quality measures, efficiency ratio and loan and deposit growth. The size of the bonus is dependent on the attainment of such performance goals and individual performance targets.

(3) Contributory Savings 401(k) Plan. The Company provides for a 401(k) tax-deferred profit sharing plan for all employees, including executive officers, pursuant to which the Company matches each participant’s contributions up to a maximum of 4% of such employee’s annual compensation.

(4) Stock Options. The Company’s 1998 Stock Incentive Plan authorizes the issuance of up to 700,000 shares of Common Stock under “non-qualified” and “incentive” stock options and performance shares of Common Stock to certain key employees. The Compensation Committee intends that options granted under the Incentive Plan will be exercisable based on a vesting schedule. The Compensation Committee believes that these key employees will carry the main responsibility for increased growth, asset quality and profitability of the Company into the future. During 2004, options to acquire 132,500 shares of Common Stock were granted to named executive officers of the Company.

      Through the above-mentioned programs, the Compensation Committee believes that a significant portion of the remuneration packages of executive officers is linked to the Company’s performance and shareholder interests. The Compensation Committee will continue to review the elements of the plans in place and adjust these plans as needed to ensure that the total compensation program meets the Company’s objectives and philosophy as described above.
2004 Compensation of the President and Chief Executive Officer
      George M. Lee was named President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank on July 22, 2004. Mr. Lee’s base salary for 2004 of $250,000 was determined by the Compensation Committee after a review of the factors set forth in this report with respect to executive officers, including the salary levels of persons in similar positions at banks of comparable size in the Greater Houston Metropolitan and Gulf Coast areas. Mr. Lee is also entitled to participate in the Company’s bonus program and for 2004, the Compensation Committee approved a bonus of $185,000 for Mr. Lee. In addition, Mr. Lee received a $50,000 payment upon joining the Company as President and Chief Executive Officer. Mr. Lee also received a car allowance of $3,000 and a matching contribution to the Company’s 401(k) plan of $6,560.

The Compensation Committee

May P. Chu, Chair
Edward A. Monto
Joe Ting
Compensation Committee Interlocks and Insider Participation
      During 2004, no executive officer of the Company served as (1) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served a s director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2004, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship requiring disclosure under “Interests of Management and Others in Certain Transactions.”

AUDIT COMMITTEE REPORT
      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.
      In accordance with its written charter adopted by the Company’s Board of Directors, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee is comprised of May P. Chu, Charles L. Roff and Shirley L. Clayton, each of whom the Board of Directors has determined is an independent director of the Company as defined in the applicable rules of the Nasdaq Stock Market, Inc. and in Section 10A of the Securities Exchange Act of 1934. The Board of Directors has also determined that Shirley L. Clayton is an “audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission.
      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and satisfied itself as to the firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.
      The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended. “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the internal audit examinations.
      The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2004, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements in accordance with the standards of the Public Company Accounting Oversight Board.
      Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed, subject to shareholder ratification, the independent registered public accounting firm and the Board concurred in such recommendation.

The Audit Committee

May P. Chu, Chair
Charles L. Roff
Shirley L. Clayton

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
      The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2004 and 2003 by PricewaterhouseCoopers LLP:

	2004	2003

Audit fees(1)	$366,860	$225,890
Audit-related fees	—
Tax fees	—	—
All other fees(2)	18,100	1,500

Total	$384,960	$227,390

(1)	Consists of fees billed for professional services rendered in connection with the audit and quarterly reviews of the Company’s consolidated financial statements as well as the restatement of the Company’s December 31, 2003 and March 31, 2004 consolidated financial statements.

(2)	Consists of fees billed for professional services rendered in connection with the Sarbanes-Oxley Act section 404 readiness in 2004 and with the review of the Audit Committee Charter in 2003.
Audit Committee Pre-Approval Policy
      The Audit Committee shall pre-approve all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed for the Company by the independent registered public accounting firm.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
      Don J. Wang, the Company’s Chairman of the Board, is a principal shareholder and Chairman of the Board of New Era Life Insurance Company (“New Era”). New Era is the agency used by the Company for the insurance coverage the Company provides to employees of the Company and the Bank and their dependents. The coverage consists of medical and dental insurance. The Company paid New Era $1.5 million and $1.4 million for such insurance coverage during the years ended December 31, 2004 and 2003, respectively.
      In addition to the insurance transactions, the Bank has three commercial real estate loan participations with New Era. These loans were originated and are being serviced by the Bank. All three loans are contractually current on their payments. The following is an analysis of these loans as of December 31, 2004 and 2003 (in thousands):

	2004	2003

Gross balance	$11,511	$5,268
Less: participation portion sold to New Era	(4,226)	(1,040)

Net balance outstanding	$7,285	$4,228

      The loans have interest rates that float with the prime rate and mature in May 2005, October 2005 and October 2008. The percent of the participation portion sold to New Era varies from 8.29% to 50.00%.
      Tiong Loi Ang, a director of the Company, is Chairman of the Board and the controlling shareholder of Gaumnitz, Inc. Gaumnitz, Inc. owns the building in which the Company’s corporate headquarters and the Bank’s Bellaire branch are located and has entered into lease agreements for these locations with the Company. The lease covering the Company’s headquarters commenced on February 1, 2001 at a net rent of $34,787 per month. The lease covering the Bank’s Bellaire branch commenced on January 1, 2003 at a net rent of $10,853 per month. For these respective lease agreements, the Company paid Gaumnitz, Inc. $538,000 and $511,000 during the years ended December 31, 2004 and 2003, respectively.
      Many of the directors and executive officers of the Company and the Bank and principal shareholders of the Company (i.e., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank. During 2004, the Bank made loans in the ordinary course of business to directors and executive officers of the Company and the Bank and principal shareholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers of the Company and the Bank and principal shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to executive officers, directors and principal shareholders satisfy the foregoing standards. On December 31, 2004, all of such loans aggregated $265,000, which was approximately 0.3% of the Company’s Tier 1 capital at such date. The Bank expects to have such transactions or transactions on a similar basis with its directors and executive officers and the directors, executive officers and principal shareholders of the Company and their associates in the future.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS
      The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of March 4, 2005 by (i) each director, nominee for director and named executive officer of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (iii) all directors, nominees for director and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

	Number		Percentage
Name	of Shares		Beneficially Owned(1)

Principal Shareholders
Wellington Management Company, LLP	695,500	(2)	9.66%
Metro Investment Group, Inc.	491,557	(3)	6.83
Siah Chin Leong	491,977	(4)	6.84
Leslie Looi Meng	412,825	(5)	5.74
Directors, Director Nominees and Executive Officers
Tiong Loi Ang	518,326	(6)	7.20
Helen F. Chen	565,853	(7)	7.86
Tommy F. Chen	207,851	(8)	2.89
May P. Chu	93,264		1.30
Shirley L. Clayton	500		*
Allen L. Cournyer	8,500	(9)	*
George M. Lee	4,000		*
John Lee	151,753	(10)	2.11
Edward A. Monto	12,000		*
John E. Peterson	—		—
Charles L. Roff	1,000		*
David Tai	268,998		3.74
Terrance J. Tangen	23,000	(11)	*
Joe Ting	77,699	(12)	1.08
Don J. Wang	562,917	(13)	7.82
Daniel B. Wright	100		*
Directors, director nominees and named executive officers as a Group (16 persons)	2,495,761		34.53%

*	Indicates ownership that does not exceed 1.0%.

(1)	The percentage of shares beneficially owned was calculated based on 7,196,576 shares of Common Stock outstanding as of March 4, 2005. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)	The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004 by Wellington Management Company, LLP. According to the Schedule 13G, these securities are owned by investors for which Wellington Management Company serves as investment adviser with power to direct investments and/or shared power to vote the securities.

(3)	Metro Investment Group, Inc.’s address is 16607 Southern Oaks Drive, Houston, Texas 77069. Director Helen F. Chen is the controlling shareholder and President of Metro Investment Group, Inc. and has voting and investment control of the shares.

(4)	Siah Chin Leong’s address is c/o Vincent, Ltd., 321 Orchard Rd., 8-06 Singapore 239-193.

(5)	Leslie Looi Meng’s address is 327 River Valley Road #16-02, Casuarina Yong An Park, Singapore 238-359. With respect to the shares owned of record by Ms. Meng, Tiong Loi Ang has sole voting control over 409,984 of such shares.

(6)	Includes 42,200 shares held of record by Mr. Ang’s spouse, 27,961 shares held of record by Gaumnitz, Inc., of which Mr. Ang is Chairman of the Board and has voting and investment control, and 409,984 shares held of record by Leslie Looi Meng, over which Mr. Ang has sole voting control.

(7)	Includes 491,557 shares held of record by Metro Investment Group, Inc. of which Ms. Chen is the President and has voting and investment control.

(8)	Includes 103,629 shares held of record by Mr. Chen’s spouse.

(9)	Consists of 8,500 shares that may be acquired upon the exercise of fully vested stock options granted under the 1998 Stock Incentive Plan.

(10)	Includes 13,312 held of record by each of Mr. Lee’s daughter and son and 28,019 shares held of record by Mr. Lee’s sister.

(11)	Includes 22,500 shares that may be acquired upon the exercise of fully vested stock options granted under the 1998 Stock Incentive Plan.

(12)	Includes a total of 7,152 shares held of record by each of Mr. Ting’s three minor children.

(13)	Includes 562,917 shares held of record by two trusts, 13,324 shares held of record by Mr. Wang’s spouse and 9,551 shares held of record by a non-profit corporation over which Mr. Wang has voting and investment control.

PERFORMANCE GRAPH
      The following Stock Performance Graph compares the cumulative total shareholder return on the Company’s Common Stock for the period from December 31, 1999 to December 31, 2004, with the cumulative total return of the Nasdaq Stock Market (US) Index (“Nasdaq Index”) and the SNL $500 Million to $1 Billion Bank Asset-Size Index (“SNL Index”) for the same period. Dividend reinvestment has been assumed. The Stock Performance Graph assumes $100 invested on December 31, 1999 in the Company’s Common Stock, the Nasdaq Index and the SNL Index. The historical stock price performance for the Company’s Common Stock shown on the graph below is not necessarily indicative of future stock performance.
Composite of Cumulative Total Return
The Nasdaq Stock Market (US) Index, the
SNL Bank Index and MetroCorp Bancshares, Inc.

	Period Ending

Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

MetroCorp Bancshares, Inc.	100.00	123.37	143.16	151.31	198.31	299.83
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL $500M-$1B Bank Index	100.00	95.72	124.18	158.54	228.61	259.07
Source: SNL Financial LC, Charlottesville, VA

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and reports of changes in ownership of such with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the relevant filing requirements, during the year ended December 31, 2004, all Section 16(a) reporting requirements applicable to the Company’s officers, directors and greater than 10% shareholders were complied with, except that (i) Allen L. Cournyer did not timely file three Form 4s to report the grant of stock options and two sale transactions over a three trading day period, (ii) Shirley L. Clayton did not timely file a Form 4 to report a purchase, (iii) George Lee did not timely file four Form 4s to report five sale transactions and two grants of stock options, (iv) Esau Liu did not timely file two Form 4s to report three sale transactions, and (v) each of David Tai and Terrance J. Tangen did not timely file a Form 4 to report the grant of stock options. All of these transactions have been reported to the SEC.
PROPOSAL TO RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements of the Company for the year ending December 31, 2005. At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.
      Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2005 fiscal year is not required by the Company’s organizational documents, state law or otherwise. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee may, but is not obligated to, reconsider its selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2006 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices not later than December 1, 2005. Shareholder proposals should be submitted to the Secretary of the Company at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036.
      In addition, the Company’s Amended and Restated Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company’s offices not later than the close of business on the 60th day prior to the meeting. Such notice to the Company must also provide certain information set forth in the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws may be obtained upon written request to the Secretary of the Company.
ANNUAL REPORT ON FORM 10-K
      A copy of the Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, is available without charge to any shareholder upon written request to David C. Choi, Executive Vice President and Chief Financial Officer, MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036.
OTHER MATTERS
      The Board of Directors does not intend to bring any other matter before the Meeting and does not know of other matters to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting, or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.
      You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

Don J. Wang
Chairman of the Board

APPENDIX A.
METROCORP BANCSHARES, INC.
AUDIT COMMITTEE CHARTER
Purpose

(1)	The primary purpose of the Audit Committee of Metrocorp Bancshares, Inc. (the “Company”) is to provide independent and objective oversight with respect to:

•	the integrity of the financial statements and reports and any additional financial information of the Company provided to shareholders and others;

•	the independent auditor’s qualifications, independence and performance;

•	the Company’s internal controls;

•	the Company’s audit, accounting and financial reporting processes generally; and

•	the compliance by the Company with legal and regulatory requirements.

(2)	The Audit Committee is also responsible to prepare the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.
Committee Membership
      The Audit Committee shall consist of no fewer than three directors. Each member of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Inc., the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Audit Committee, and such determination is disclosed in the Company’s proxy statement.
      Each member of the Audit Committee shall, in the judgment of the Board, be financially literate at the time of appointment, which at a minimum means possessing a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee must be an “audit committee financial expert” as defined by the SEC and required under the rules of Nasdaq. In addition, no Audit Committee member may have participated in the preparation of the financial statements of the Company or any of its subsidiaries at any time in the past three years.
      The members of the Audit Committee shall be appointed by the Board of Directors annually upon the recommendation of the Governance and Nominating Committee and shall serve until such member’s successor is designated or until such member’s earlier resignation or removal. Audit Committee members may be removed, with or without cause, by a majority vote of the Board. The Audit Committee shall designate a chairperson by majority vote of the members. The chairperson shall schedule and preside at all meetings of the Audit Committee and shall be responsible for preparing agendas and making regular reports to the Board of Directors.
Meetings
      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee shall make regular reports to the Board. A majority of the members of the Audit Committee present in person or by telephone shall constitute a quorum.

      The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Audit Committee shall determine the appropriate funding for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment to any advisors employed by the Audit Committee and for payment of ordinary administrative expenses of the Audit Committee necessary or appropriate in carrying out its duties.
Responsibilities and Duties

Appointment of Independent Auditor and Pre-Approval Policies
      The Audit Committee shall have the sole authority to appoint, retain or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.
      The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The authority to grant preapprovals may be delegated to one or more designated members of the Audit Committee whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting.

Financial Statement and Disclosure Matters
      To fulfill its duties, the Audit Committee, to the extent it deems necessary or appropriate, shall:
      1. Review and discuss with management and the independent auditor the Company’s annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of its Form 10-K and Form 10-Q with the SEC and distribution to third parties. The review shall include:

a.	the Company’s consolidated financial statements and the notes thereto;

b.	the independent auditor’s audit of the annual consolidated financial statements and report, including significant financial reporting issues and judgments made in connection therewith;

c.	the independent auditor’s reports on (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

d.	any significant changes in the Company’s selection or application of accounting principles;

e.	the adequacy of the Company’s internal controls; and

f.	any particularly sensitive accounting estimates, reserves and accruals, judgment areas, audit adjustments, special steps adopted in light of material control deficiencies and other inquiries as the Audit Committee or independent auditors deem appropriate.
      Based on such review, the Audit Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

      2. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).
      3. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
      4. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
      5. Discuss with management and the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified, supplemented or replaced, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
      6. Review with the Company’s Disclosure Committee or, if there is no such committee, the persons performing such functions, (a) the Company’s disclosure controls and procedures, (b) any significant deficiencies in the design or operation of internal controls of the Company which could adversely affect the Company’s ability to record, process, summarize and report financial data and (c) any fraud, material or otherwise, that involves management or other employees who have a significant role in the Company’s internal controls.
      7. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
Oversight of the Company’s Relationship with the Independent Auditor
      1. Evaluate the qualifications, performance and independence of the independent auditor periodically and make determinations regarding the appointment or termination of the independent auditor.
      2. On an annual basis, obtain and review a report by the independent auditor of all relationships between the independent auditor and the Company consistent with Independent Standards Board Standard No. 1, as may be modified, supplemented or replaced. The Audit Committee shall discuss such reports with the independent auditor with respect to the disclosed relationships or services that may impact the objectivity and independence of the auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board and take, or recommending the Board take, appropriate action to oversee the independence of the independent auditor.
      3. At least annually, obtain and review a report from the independent auditor describing (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues.
      4. Annually review and evaluate the lead or coordinating audit partner with primary responsibility for the audit, and at least annually, obtain and review a report from the independent auditor certifying that the lead or coordinating audit partner with primary responsibility for the audit has not performed such audit services in excess of the period permitted by applicable law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.
      5. Develop and recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

      6. Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.
      7. Meet with the independent auditor prior to the audit to discuss the plan of audit, including its scope, staffing, locations and reliance on management.
Oversight of the Company’s Internal Audit Function
      1. Review the significant reports to management prepared by the internal auditing department together with management’s responses and follow-up to these reports.
      2. Review and discuss with the independent auditor and management the internal control systems intended to ensure the reliability of financial reporting and compliance with applicable laws and regulations. The review shall include the organizational structure, responsibilities, budget, plans, staffing, and the appointment, performance and possible replacement of the senior internal auditing executive.
Ethical and Legal Compliance
      1. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.
      2. Review and approve all related-party transactions, unless such transactions have been or will be approved by another independent committee of the Board.
      3. Review and periodically update the Company’s Code of Business Conduct and Ethics, confirm that the Code of Business Conduct and Ethics is in conformity with all applicable legal requirements and review with and advise the Board with respect to the Company’s policies and procedures regarding monitoring of and compliance with such code.
      4. Review alleged material fraudulent actions or violations of law reported by internal compliance programs, by the independent auditors or otherwise, and take any necessary action resulting therefrom.
      5. At least annually, review with the Company’s legal counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statement, compliance with applicable laws and regulations and any material reports or inquiries received from regulators or governmental agencies. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.
      6. Discuss with management and the independent auditor any material reports or inquiries received from regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.
Other Responsibilities
      1. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.
      2. Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
      3. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.
      4. The Audit Committee shall annually review the Audit Committee’s own performance.
      5. Perform any other activities consistent with this Charter, the Company’s bylaws, the rules of the Nasdaq Stock Market, Inc. and any other applicable law, rule or regulation as the Audit Committee or the Board deems necessary or appropriate.

Limitation of Audit Committee’s Role
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY
METROCORP BANCSHARES, INC.
PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, APRIL 29, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The 2005 Annual Meeting of Shareholders of MetroCorp Bancshares, Inc. (the “Company”) will be held at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Friday, April 29, 2005, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the Notice of 2005 Annual Meeting of Shareholders and related Proxy Statement accompanying this proxy.

     The undersigned hereby appoints Don J. Wang and David C. Choi and each of them, with or without the other, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2005 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, as may properly come before such meeting or any adjournment thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the following proposals listed on the reverse side unless otherwise indicated.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

METROCORP BANCSHARES, INC.

April 29, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach and mail in the envelope provided. â

This proxy will be voted FOR the following proposals unless otherwise indicated.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1.	Election of five Class I Directors for a three-year term ending at the 2008 annual meeting of shareholders and one Class II Director for a one-year term ending at the 2006 annual meeting of shareholders, and each until their successors are duly elected and qualified.

* FOR ALL NOMINEES	NOMINEES:
	¡ Helen F. Chen	(Class I)
*WITHHOLD AUTHORITY	¡ Shirley L. Clayton	(Class I)
FOR ALL NOMINEES	¡ George M. Lee	(Class I)
*FOR ALL EXCEPT	¡ David Tai	(Class I)
(See instructions below)	¡ Daniel B. Wright	(Class I)

	¡ John E. Peterson	(Class II)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

For	Against	Abstain
☐	☐	☐

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statement of the Company for the year ending December 31, 2005.

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be vote (1) FOR the election of all nominees for director named herein to serve on the Board of Directors and (2) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements of the Company for the year ending December 31, 2005.

Signature of Shareholder __________________________ Date: ____ Signature of Shareholder ____________________Date:_________

Note: Please sign exactly as your name or names appear on this Proxy. When share are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.